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                            TENANT ESTOPPEL CERTIFICATE



               Metris Direct, Inc., f/k/a
     TENANT: Fingerhut Financial Services, Inc. - name change only 8/16/96 Lee Stastny, Manager

     TO:       WCB Properties Limited Partnership
               Or other purchaser for value of Interchange Office Park

     RE:       Interchange Tower, Suite 400 and 1800


     THIS IS TO CERTIFY THAT:

     1. The undersigned is the "Tenant" under that certain Lease for Suite 1800 dated August 11, 1995, and amended by Amendment Number 1 dated August 1, 1996 (the "Lease") between Tenant and The Equitable Life Assurance Society of the United States ("Landlord"), covering the premises described above (the "Premises").

     2. The Lease constitutes the entire agreement between Landlord and Tenant and has not been modified, assigned, supplemented or amended in any respect, except as indicated above, and the Lease is valid and in full force and effect on the date hereof.

     3. Tenant has accepted and now occupies the Premises. The Lease term commenced on September 1, 1995 and will expire on November 30, 2000. Any improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction allowances payable directly to Tenant by Landlord have been paid. Tenant has one option to renew the initial term of the Lease for a period of 5 years.

     4. Tenant has paid rent for the premises for a period up to and including November 30, 1996. The rent payable by Tenant presently is $59,368.00 per month. No such rent has been paid more than one (1) month in advance of its due date except as follows: none. Tenant's security deposit is $00.00. Tenant has paid in full all other sums presently due and payable under the Lease.

     5. As of this date, no breach exists on the part of Tenant under the Lease nor has any event occurred that, with the giving of notice or the mere passage of time or both, would constitute a breach on the part Tenant under the Lease, and, to the best knowledge of Tenant, no breach exists on the part of Landlord under the Lease nor has any event occurred that, with the giving of notice or the mere passage of time or both, would constitute a breach on the part of Landlord under the Lease.

     6. Tenant has no right or option whatsoever to purchase or otherwise acquire the Premises or any portion thereof.


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     7.   There are no actions, whether voluntary or involuntary, pending against Tenant under any insolvency, bankruptcy or other debtor relief laws of the United States of America or any State thereof.


     Tenant                               METRIS DIRECT, INC.
                                          ------------------------------

                                          By: /s/ R.C. Kieffer
                                             ---------------------------
                                                R. C. Kieffer
                                          ------------------------------
                                          PRINT NAME


                                          Its:  Assistant Secretary
                                             ----------------------------
                                          (Title)